UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): January 13, 2012

Concho Resources Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

001-33615	76-0818600
(Commission File Number)	(I.R.S. Employer Identification No.)

550 West Texas Avenue, Suite 100 Midland, Texas	79701
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (432) 683-7443

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

On November 18, 2011, Concho Resources Inc. (the “Company”) completed the acquisition of certain oil and natural gas properties, which included the acquisition of three entities: OGX Acreage Fund LLC (subsequently renamed “COG Acreage LP”), Delaware River SWD, LLC and OGX Resources LLC (subsequently renamed “COG Production LLC”) (collectively, the “New Subsidiary Guarantors”).

The Company is filing this Current Report on Form 8-K to comply with the requirements of Rule 3-10(g) of Regulation S-X by incorporating by reference into the Company’s existing effective shelf registration statements the required financial statements for the New Subsidiary Guarantors.

For purposes of the financial information included in Item 9.01 below, the “OGX Group” refers to the combined financial information of OGX Acreage Fund LLC, Delaware River SWD, LLC and OGX Resources LLC.

Item 9.01 Financial Statements and Exhibits.

(a)	Financial statements of businesses acquired

Audited Special-Purpose Combined Financial Statements of the OGX Group as of December 31, 2010 and for the year ended December 31, 2010, together with the accompanying Report of Independent Certified Public Accountants, are set forth in Exhibit 99.1.

Unaudited Special-Purpose Combined Financial Statements of the OGX Group as of September 30, 2011 and for the nine months ended September 30, 2011 and 2010 are set forth in Exhibits 99.1.

(d)	Exhibits

Exhibit Number	Description

23.1	Consent of independent certified public accountants.
99.1	Audited Special-Purpose Combined Financial Statements of the OGX Group as of December 31, 2010 and for the year ended December 31, 2010 and Unaudited Special-Purpose Combined Financial Statements of the OGX Group as of September 30, 2011 and for the nine months ended September 30, 2011 and 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CONCHO RESOURCES INC.

Date: January 13, 2012	By:	/s/ DARIN G. HOLDERNESS
	Name:	Darin G. Holderness
	Title:	Senior Vice President, Chief Financial Officer and Treasurer (Principal Financial Officer)

EXHIBIT INDEX

Exhibit Number	Description

23.1	Consent of independent certified public accountants.
99.1	Audited Special-Purpose Combined Financial Statements of the OGX Group as of December 31, 2010 and for the year ended December 31, 2010 and Unaudited Special-Purpose Combined Financial Statements of the OGX Group as of September 30, 2011 and for the nine months ended September 30, 2011 and 2010.